Fundrise Growth Tech Fund, LLCbb SC TO I

Exhibit 107

CALCULATION OF FILING FEE TABLE

Table 1 – Transaction Valuation

	Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	$5,983,884.40(a)	0.014760%	$883.22(b)
Fees Previously Paid	--	--
Total Transaction Valuation	$5,983,884.40(a)
Total Fees Due for Filing			$883.22(b)
Total Fees Previously Paid
Total Fee Offsets			$645.47(c)
Net Fee Due			$237.75(c)

(a) Calculated as the aggregate maximum purchase price for common shares of beneficial interest based upon the estimated net asset value per common share as of November 28, 2023.

(b) Calculated as $147.60 per $1,000,000 of the Transaction Valuation.

(c) An aggregate fee of $191.73 was paid with the filing of the Schedule TO-I by Fundrise Growth Tech Fund, LLC (File No. 005-93831) on November 29, 2022 for a maximum potential Transaction Valuation of $1,739,750 (the “November 2022 Schedule TO-I”). However, the filing fee that should have been paid for the November 2022 tender offer was equal to only $50.41 as, pursuant to the final amendment to the November 2022 Schedule TO-I, the actual total transaction valuation of the November 2022 tender offer was only $457,438 given the final number of shares tendered, leading to an overpayment by the Fund of $141.32. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $141.32 filing fee paid in connection with the November 2022 Schedule TO-I will be used to offset a portion of the filing fee in connection with the registrant’s future filings on SC TO- I.

An aggregate fee of $399.73 was paid with the filing of the Schedule TO-I by Fundrise Growth Tech Fund, LLC (File No. 005-93831) on February 28, 2023 for a maximum potential Transaction Valuation of $3,627,355.69 (the “February 2023 Schedule TO-I”). However, the filing fee that should have been paid for the February 2023 tender offer was equal to only $62.70 as, pursuant to the final amendment to the February 2023 Schedule TO-I, the actual total transaction valuation of the February 2023 tender offer was only $568,988.79 given the final number of shares tendered, leading to an overpayment by the Fund of $337.03. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $337.03 filing fee paid in connection with the February 2023 Schedule TO-I will be used to offset a portion of the filing fee in connection with the registrant’s future filings on SC TO- I.

The Fund used the credit (equal to $478.35) accumulated from the filing fees paid in the November 2022 Schedule TO-I and the February 2023 Schedule TO-I to pay an aggregate fee of $399.81 with the filing of the Schedule TO-I by Fundrise Growth Tech Fund, LLC (File No. 005-93831) on May 26, 2023 for a maximum potential Transaction Valuation of $3,628,012.31 (the “May 2023 Schedule TO-I”). However, the filing fee that should have been paid for the May 2023 tender offer was equal to only $88.80 as, pursuant to the final amendment to the May 2023 Schedule TO-I, the actual total transaction valuation of the May 2023 tender offer was only $805,821.22 given the final number of shares tendered. Therefore, the total accumulated credit for filing fees paid after the May 2023 Schedule TO-I was equal to $389.55 ($478.35 previously paid minus $88.80 for the May 2023 tender offer). Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $389.55 filing fees previously paid will be used to offset a portion of the filing fee in connection with the registrant’s future filings on SC TO- I.

The Fund attempted to use the credit (equal to $389.55) accumulated from the previously paid filing fees noted above to pay an aggregate fee of $558.44 with the filing of the Schedule TO-I by Fundrise Growth Tech Fund, LLC (File No. 005-93831) on August 28, 2023 for a maximum potential Transaction Valuation of $5,067,473.63 (the “August 2023 Schedule TO-I”). However, the SEC did not credit the Fund for the $389.55 previously paid by the Fund, and instead cleared out the Fund’s balance in its EDGAR account to the tune of $417.65, and claimed that the Fund owed an additional $140.79 to get to the $558.44 filing fee.

The filing fee that should be paid for the August 2023 tender offer is equal to only $161.73 as, pursuant to the final amendment to the August 2023 Schedule TO-I, the actual total transaction valuation of the August 2023 tender offer is only $1,467,634.61 given the final number of shares tendered.

Prior to the final calculation for the August 2023 tender offer, the Fund had previously paid filing fees for its tender offers an amount equal to $807.20 ($389.55 credit prior to August 2023 tender offer + $417.65 pulled from Edgar account for the August 2023 Schedule TO-I). With the payment of the filing fee for the August 2023 tender offer of $161.73 pursuant to the actual total transaction value of said tender offer, the Fund should have a remaining credit of $645.47. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $645.47 filing fees previously paid as outlined above will be used to offset a portion of the filing fee in connection with the registrant’s future filings on SC TO- I, including this current Tender Offer filing fee.

Table 2 – Fee Offset Claims and Sources

N/A